SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              MORGAN PRODUCTS LTD.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                     [LOGO]



                               469 MCLAWS CIRCLE
                         WILLIAMSBURG, VIRGINIA 23185
                                (757) 564-1700



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 13, 1998

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Meeting") of Morgan Products Ltd., a Delaware corporation (the "Company"), will be held at 10:00 A.M. Eastern Standard Time at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia 23185 on Wednesday, May 13, 1998, for the following purposes:

      1. To elect seven (7) directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

      2. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1998; and

      3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The close of business on March 20, 1998 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting. All holders of common stock of the Company at that date are entitled to vote at the Meeting or any adjournment or postponement thereof. A list of those stockholders will be available for inspection at the Meeting upon request of any stockholder.

     You are cordially invited to attend the Meeting. Your vote is important. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail promptly the enclosed proxy, for which a return envelope is provided. If you do attend, you may revoke your proxy and vote your shares in person if you wish to do so.



                                            By Order of the Board of Directors,


                                             /s/ Mitchell J. Lahr


Williamsburg, Virginia                      Mitchell J. Lahr
April 3, 1998                               Secretary

                             MORGAN PRODUCTS LTD.
                               469 McLaws Circle
                            Williamsburg, VA 23185
                                (757) 564-1700


            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 13, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Morgan Products Ltd. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia, on Wednesday, May 13, 1998, at 10:00 A.M. Eastern Standard Time, and at any adjournments or postponements thereof. This Proxy Statement and the enclosed proxy will first be mailed to stockholders on or about April 3, 1998.

     Only holders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), as of the close of business on March 20, 1998 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 10,358,512 shares of Common Stock issued and outstanding, each of which is entitled to one vote. As of the Record Date, 2,386 shares of Common Stock were outstanding and held by the Company as treasury shares. There is no other class of voting securities issued and outstanding. The presence in person or by proxy of holders of a majority of the outstanding Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

     Assuming a quorum is present, a plurality of the votes of the shares of Common Stock present or represented by proxy at the Meeting is required for the election of any nominee or other person as a director and the affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Meeting and entitled to vote is required for the ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any such proxies do not contain voting instructions, the shares represented by such proxies will be voted (1) FOR the election of the nominees listed thereon and (2) FOR the ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1998. An automated system administered by the Company's transfer agent tabulates the votes. Where the approval of a majority of the shares represented at the meeting is required for the approval of a proposal, abstentions are the equivalent of votes against such proposal and broker non-votes have no effect. The Board of Directors does not know of any business to be brought before the Meeting other than as indicated in the Notice of Annual Meeting. If any other matters properly come before the Meeting, shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons acting thereunder.

     Any stockholder who executes and delivers a proxy may revoke it at any time prior to its exercise at the Meeting by (a) filing a written notice of revocation with the Secretary of the Meeting; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Meeting and voting in person.

                           1. ELECTION OF DIRECTORS

Nominees

     The Board of Directors has nominated seven (7) persons for election as directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. William R. Holland, a current director, had decided not to stand for re-election. The Board of Directors has nominated J. Michael Marks for election to fill the vacancy occurring in the Board of Directors. All the nominees except J. Michael Marks are currently serving as directors of the Company.

     Each nominee has consented to be named in this Proxy Statement and to serve if elected. If, prior to the Meeting, any nominee becomes unable to serve, the shares represented by all properly executed proxies will be voted for such additional person as may be recommended by the Board of Directors, unless the Board of Directors shall determine to reduce the number of directors pursuant to the by-laws of the Company.

     Frank J. Hawley, Jr. age 70, has been Chairman of the Board of the Company since December 1983. Since September 1986, he has been the managing partner of Bedford Partners, the general partner of Saugatuck Capital Company Limited Partnership II ("Saugatuck II"), a venture capital partnership. Since October 1992, he has been the managing partner of Greyrock Partners Limited Partnership, the general partner of Saugatuck Capital Company Limited Partnership III ("Saugatuck III"), a venture capital partnership. Since September 1986, he has been the President and principal stockholder of Saugatuck Associates, Inc. and Saugatuck Associates II, Inc., each a risk capital management firm which provides investment advice and assistance to Saugatuck II and Saugatuck III. During the period from 1982 to 1996, Mr. Hawley was the managing partner of the general partner of Saugatuck Capital Company Limited Partnership, a venture capital partnership which was terminated in 1996.

     John S. Crowley, age 74, has served as a member of the Company's Board of Directors since November 1986. Mr. Crowley has been a private investor since 1994. Previously he was a managing director of Saugatuck Associates from 1985 to 1994. From 1983 to 1987 he was the organizer and general partner of Round Hill Associates, a private investment fund engaged in management buyouts, and the President of Round Hill Associates Management Company. Mr. Crowley is also a director of General Housewares Corp., a consumer goods company.

     Howard G. Haas, age 73, has served as a member of the Company's Board of Directors since September 1987. Mr. Haas has been the Chairman of Howard G. Haas & Associates, a consulting firm, since 1986. From 1967 to 1986 Mr. Haas was the President and Chief Executive Officer of Sealy Incorporated; Mr. Haas is also a member of the faculty of the Graduate School of Business at the University of Chicago.

     J. Michael Marks, age 49, is not currently a member of the board of Directors of the Company. In April 1987, Mr. Marks founded Indian River Consulting Group, a wholesale distribution business consulting company based in Melbourne, Florida. From November 1981 to December 1986, Mr. Marks was the Executive Vice President of Lex Electronics, a Stamford, Connecticut based electronics distributor. Prior to November 1981, Mr. Marks served as Director of Corporate Training and Development for Ducommon Inc., a Los Angeles, California based industrial distribution company.

     Larry R. Robinette, age 54, has served as a member of the Company's Board of Directors since November 1994 and as the President and Chief Executive Officer of the Company since September 1994. He is the former President and CEO of Anchor Hocking Packaging of Cincinnati, Ohio, a subsidiary of CarnaudMetalbox. From 1980 to 1993, he held a series of executive assignments at Newell Company, including operations vice presidencies in the EZ Painter Division, Newell Window Furnishings and the Mirro Foley Division and the presidency of Anchor Industrial Glass. Prior to that, he was employed at General Motors.

     Edward T. Tokar, age 50, has served as a member of the Board of Directors of the Company since November 1994. Since 1985, Mr. Tokar has served as Vice President-Investments, AlliedSignal Inc., responsible for the overall investment management of employee benefit asset funds worldwide. He is also the Chief Executive Officer of Allied Capital Management, LLC. Mr. Tokar has been employed at AlliedSignal since 1977 in various management positions. Mr. Tokar is a trustee of the Morgan Grenfell Investment Funds, an advisor to various investment partnerships and a trustee of the College of William and Mary.

     Patrick J. McDonough, Jr., age 66, has served as a member of the Board of Directors of the Company since November 1994. Since February 1997, Mr. McDonough has served as the President of McDonough & Associates, a management consulting firm that specializes in corporate strategic planning and re-engineering. From June 1994 to February 1997, Mr. McDonough was the Chairman and CEO of Olympic Manufacturing Group, Inc., a commercial roofing and fastener company located in Massachusetts. Mr. McDonough spent 22 years with the Black & Decker Manufacturing Company, most recently as President of the U.S. division of Black & Decker Manufacturing Company and Chief Administrative Officer in the Office of the CEO.



  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE ``FOR'' THE
                    ELECTION OF ALL NOMINEES FOR DIRECTOR.

     The Board of Directors held six meetings (exclusive of consents executed in lieu of meetings) during the period from January 1, 1997 to December 31, 1997 ("Fiscal 1997"). Mr. Tokar and Mr. McDonough attended four of the six meetings of the Board of Directors. All other incumbent directors attended more than 75% of the meetings of the Board of Directors and the committees of which they were members. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors, as a whole, functions as a nominating committee.

     The Audit Committee currently consists of Messrs. Crowley, Haas, Holland, and Tokar. The Audit Committee's functions include the recommendation of a firm to be employed by the Company as its independent accountants, consultation with the accountants with respect to the plan of audit, review with such accountants of their report of audit, consultation with such accountants regarding the adequacy of internal controls, the direct monitoring of the Company's accounting practices and system of internal controls, and other related functions. The Audit Committee held two meetings during 1997.

     The Compensation Committee currently consists of Messrs. Hawley and Holland. The Compensation Committee functions include overseeing the general compensation policies of the Company, establishing compensation plans and specific compensation levels for executive officers and administering the Executive Performance Incentive Plan, the Morgan Products Ltd. Incentive Stock Option Plan and the Morgan Products Ltd. Incentive Compensation Plan. The Compensation Committee held two meetings during 1997.


Compensation of Directors

     All directors receive reimbursement for all expenses incurred in connection with attendance at board meetings and all directors, other than Messrs. Hawley and Robinette, receive a fee of $1,500 per meeting of the board, $1,500 per committee meeting and a retainer of $3,000 per quarter.

     In addition, each individual serving on the Board of Directors who is not an employee of the Company or a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 20% of the issued and outstanding Common Stock (a "Non-employee Director") is automatically granted an option to purchase 1,000 shares of Common Stock upon such person's election and each re-election to the Board of Directors. During 1997, five incumbent Non-employee Directors (Messrs. Crowley, Haas, Holland, Tokar, and McDonough) each received a grant of options for the purchase of 1,000 shares of Common Stock pursuant to the Morgan Products Ltd. 1992 Non-employee Director Stock Option Plan (the "Director Plan").

     Each grant under the Director Plan permits the holder to purchase from the Company 1,000 shares of Common Stock at the fair market value of such shares on the date the option was granted. Such options vest beginning one year from the date of grant in equal amounts over the next three years. In the event that a person granted options under the Director Plan ceases to be a director for any reason other than death or disability or in connection with a Change of Control (as defined in the Director Plan), each option not vested as of the effective date of termination as a director shall, to the extent not so vested, be forfeited and revert back to the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. Hawley and Holland. Mr. Hawley is an officer of the Company and may be considered an employee of the Company. In 1997, the Company paid Mr. Hawley a chairman's fee of $100,000 which he is entitled to receive annually. No other executive officer of the Company served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of the Board of Directors of the Company; (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company; or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 20, 1998 the number of shares of Common Stock owned beneficially, to the knowledge of the Company, by each beneficial owner of more than 5% of the Common Stock, by each director, by each named executive officer, and by all executive officers and directors of the Company as a group. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and investment power with respect to the shares indicated.




                                                Number           Percentage of
 Name and Address of Beneficial Owner          of Shares         Common Stock
--------------------------------------   --------------------   --------------
Heartland Advisors, Inc.
 790 North Milwaukee Street
 Milwaukee, WI 53202                         2,064,900 (1)           19.9

The Parnassus Fund
 One Market
 Steuart Tower - Suite #1600
 San Francisco, CA 94105                     1,000,000                9.7

Franklin Resources, Inc.
 Franklin Advisory Services, Inc.
 901 Mariners Island Blvd, 6th Floor
 San Mateo, CA 94404                           749,800 (2)            7.2

Dimensional Fund Advisors Inc.
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401                        555,900 (3)            5.4

Citicorp
 Citibank, N.A.
 399 Park Avenue
 New York, NY 10043                            529,800 (4)            5.1

Larry R. Robinette
 469 McLaws Circle
 Williamsburg, VA 23185                        271,666 (5)            2.6

Frank J. Hawley, Jr.
 One Canterbury Green
 Stamford, CT 06901                            125,122                1.2

                                                Number           Percentage of
 Name and Address of Beneficial Owner          of Shares        Common Stock
--------------------------------------   --------------------   ---------------
Howard G. Haas
 Suite 1275
 208 S. LaSalle Street
 Chicago, IL 60604                             9,500 (6)               *

William R. Holland
 301 S. College Street
 2300 One First Union Center
 Charlotte, NC 28202                           5,500 (7)               *

John S. Crowley
 275 Guinea Road
 Stamford, CT 06903                            5,000 (8)               *

Edward T. Tokar
 P.O. Box 1219R
 101 Columbia Road
 Morristown, NJ 07962-1219                     4,000 (9)               *

Patrick J. McDonough, Jr.
 P.O. Box 508
 153 Bowles Road
 Agawam, MA 01001                              2,000 (10)              *

Mitchell J. Lahr
 469 McLaws Circle
 Williamsburg, VA 23185                       50,000 (11)              *

Peter Balint
 469 McLaws Circle
 Williamsburg, VA 23185                       50,000 (12)              *

David A. Braun
 Morgan Distribution
 303 Mulberry Drive
 Mechanicsburg, PA 17055                      35,000 (13)              *

Darrell J. Olson
 469 McLaws Circle
 Williamsburg, VA 23185                       25,000 (14)              *

Duane R. Greenly
 Morgan Manufacturing
 P.O. Box 2446
 500 Park Plaza
 Oshkosh, WI 54903-2442                            0 (15)              *

All Directors and Executive Officers
 as a group (13 persons)                     589,857 (16)             5.5

----------
  * Number equals less than one percent (1%) of outstanding shares of Common Stock.

(1) Based on information filed with the Securities and Exchange Commission, Heartland Advisors, Inc. has sole voting power with respect to 1,932,300 shares and dispositive power with respect to 2,064,900 shares.

 (2) Based on information filed with the Securities and Exchange Commission, Franklin Advisory Services, Inc. has sole voting power with respect to 220,000 shares and sole dispositive power with respect to 749,800 shares.

 (3) Based on information filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. ("Dimensional") has sole voting power with respect to 366,700 shares. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and the DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 66,000 additional shares which are owned by the Fund and 123,200 shares which are owned by the Trust. Dimensional has sole dispositive power with respect to 555,900 shares.

 (4) Citicorp, the Parent Holding Company (as defined in Rule 13d-1(b)(ii)(G) under the Exchange Act) shares voting and dispositive power with Citibank, N.A., a Bank (as defined in Section 3(a)(6) of the Exchange Act) with respect to 529,800 shares.

 (5) This amount consists of 271,666 shares of Common Stock as to which Mr. Robinette has options to purchase which were granted pursuant to the Morgan Products Ltd. Incentive Stock Option Plan (the "Stock Option Plan") and which are currently exercisable or exercisable within 60 days.

 (6) This amount includes 5,000 shares of Common Stock as to which Mr. Haas has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days, as well as 4,500 shares owned individually.

 (7) This amount includes 5,000 shares of Common Stock as to which Mr. Holland has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days, as well as 500 shares owned individually.

 (8) This amount consists of 5,000 shares of Common Stock as to which Mr. Crowley has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days.

 (9) This amount represents 2,000 shares of Common Stock as to which Mr. Tokar has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days, as well as 2,000 shares owned individually.

(10) This amount represents 2,000 shares of Common Stock as to which Mr. McDonough has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days.

(11) This amount includes 50,000 shares of Common Stock as to which Mr. Lahr has options to purchase which were granted pursuant to the Stock Option Plan and which are currently exercisable or exercisable within 60 days.

(12) This amount includes 50,000 shares of Common Stock as to which Mr. Balint has options to purchase which were granted pursuant to the Stock Option Plan and which are currently exercisable or exercisable within 60 days.

(13) This amount includes 35,000 shares of Common Stock as to which Mr. Braun has options to purchase which were granted pursuant to the Stock Option Plan and which are currently exercisable or exercisable within 60 days.

(14) This amount includes 25,000 shares of Common Stock as to which Mr. Olson has options to purchase which were granted pursuant to the Stock Option Plan and which are currently exercisable or exercisable within 60 days.

(15) Pursuant to an amendment to his option agreement, Mr. Greenly's 90,000 options, a portion of which had vested and were exercisable as of the closing date of the sale of the Company's manufacturing business, did not terminate upon the termination of his employment, but such options are no longer exercisable until August 2, 1998, at which time all 90,000 options shall be vested and become immediately exercisable.

(16) This amount represents the aggregate amount of 589,857 shares of Common Stock as to which all executive officers and directors as a group have options to purchase and which are currently exercisable or exercisable within 60 days, as well as shares owned or beneficially owned individually.

                            EXECUTIVE COMPENSATION

     The following table (Summary Compensation Table) sets forth information with respect to all cash and non-cash compensation for services rendered to the Company in all capacities for fiscal years 1997, 1996 and 1995, of those persons who were, at December 31, 1997 (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").


                          SUMMARY COMPENSATION TABLE



                                                    Annual Compensation (1)                Long-Term Compensation
                                       ------------------------------------------------    ----------------------
                                                                                          Awards
                                                                       Other Annual      of Stock      Long-Term       All Other
Name & Principal Position        Year    Salary       Bonus           Compensation(2)     Options       Payouts     Compensation(3)
------------------------------- ------ ---------- ---------------- --------------------  --------  ---------------  ---------------
Larry R. Robinette              1997   $400,010            --         $    21,980 (9)          --  $1,098,942 (22)      $19,192
 President, Chief Executive     1996   $365,580    $  239,724         $    15,192 (10)     25,000          --           $16,451
 Officer, and Director          1995   $350,000            --         $   432,423 (11)     20,000          --           $11,593

Mitchell J. Lahr                1997   $164,423    $  112,500 (4)     $   199,277 (12)    100,000          --           $ 4,932
 Vice President -- Finance and
 Administration, Chief
 Financial Officer, and
 Secretary

Darrell J. Olson                1997   $ 99,615    $   50,000 (5)     $   175,444 (13)     75,000          --           $ 2,988
 Vice President -- Human
 Resources

David A. Braun                  1997   $200,000    $   22,027         $     5,853 (14)     35,000          --           $13,989
 Vice President and             1996   $170,382    $  330,677         $     2,914 (15)     25,000          --           $ 9,073
 President -- Morgan            1995   $ 60,585    $   30,000         $    90,517 (16)     40,000          --
 Distribution                                                                                                           $ 1,558

Duane A. Greenly                1997   $200,000    $  100,000 (6)     $    15,328 (17)         --          --           $ 5,820
 Vice President and             1996   $  7,780    $   77,411 (7)     $        44 (18)     90,000          --                --
 President -- Morgan
 Manufacturing

Peter Balint                    1997   $200,018    $        0         $     6,583 (19)          0           0           $     0
 Former Executive Vice          1996   $200,018    $   50,000         $    10,871 (20)          0           0           $ 4,292
 President -- Market            1995   $126,935    $   40,000 (8)     $    82,947 (21)     50,000           0           $ 3,231
 Development & National
 Accounts

----------
 (1) This includes amounts earned in the respective fiscal year, whether or not deferred.

 (2) This represents payments by the Company for moving expenses, excess group life insurance, leased automobiles, tax gross-up on amounts included in taxable compensation (other than salary and bonuses) and certain other reimbursable fees and expenses to the extent required to be reported.

 (3) This amount represents contributions by the Company under Section 401(k) of the Code pursuant to the Profit Sharing Savings and Retirement Plan, as well as excess 401(k) amounts the Company contributed to the Deferred Compensation Plan.

 (4) This represents a deferred signing bonus paid to Mr. Lahr pursuant to his employment agreement entered into on March 11, 1997.

 (5) This represents a deferred signing bonus paid to Mr. Olson pursuant to his employment agreement entered into on March 21, 1997.

 (6) This represents a bonus paid to Mr. Greenly to partially compensate him for the loss of bonuses which he was eligible to earn under his previous employment arrangement with a former employer.

 (7) This includes a $20,000 bonus paid to Mr. Greenly pursuant to his employment agreement and a performance bonus which was earned in 1996 but paid in 1997.

 (8) This represents a deferred signing bonus paid to Mr. Balint pursuant to his employment agreement entered into on May 1, 1995.

 (9) Other Annual Compensation includes $21,980 of tax gross-up.

(10) Other Annual Compensation includes $15,180 of tax gross-up.

(11) Other Annual Compensation includes $338,719 of moving expenses paid on Mr. Robinette's behalf and $74,748 of tax gross-up.

(12) Other Annual Compensation includes $119,712 of moving expenses paid on Mr. Lahr's behalf and $58,328 of tax gross-up.

(13) Other Annual Compensation includes $128,629 of moving expenses paid on Mr. Olson's behalf and $23,815 of tax gross-up.

(14) Other Annual Compensation includes $5,853 of tax gross-up.

(15) Other Annual Compensation includes $2,913 of tax gross-up.

(16) Other Annual Compensation includes $78,428 of moving expenses paid on Mr. Braun's behalf and $12,089 of tax gross-up.

(17) Other Annual Compensation includes $15,328 of tax gross-up.

(18) Other Annual Compensation includes $44 of tax gross-up.

(19) Other annual compensation includes $6,583 of tax gross-up.

(20) Other annual compensation includes $10,868 of tax gross-up.

(21) Other annual compensation includes $50,178 of moving expenses paid on Mr. Balint's behalf and $29,000 of tax gross-up.

(22) Pursuant to Mr. Robinette's employment agreement entered into in 1994, the Company granted 140,000 restricted shares of Common Stock with a 1994 fair market value of $5.00 per share to a trust for the benefit of Mr. Robinette. Such trust was created to partially compensate Mr. Robinette for the loss of certain future retirement benefits that occurred when Mr. Robinette joined the Company. The trust sold all such shares during the time period February 14, 1997 to July 29, 1997 for an average price per share of approximately $7.85, for an aggregate cash value of $1,098,942.

Option Grants in Fiscal 1997

     The following table sets forth certain information concerning individual grants of options to purchase Common Stock made by the Company during Fiscal 1997 to each of the Named Executive Officers.


                       OPTION / SAR GRANTS IN FISCAL 1997



                                   Number of            % of Total                                          Alternative to 5%
                                    Shares            Options / SARs                                             and 10%
                                  Underlying            Granted to        Exercise                            Appreciation:
                                Options / SARs         Employees in        Price           Expiration       Grant Date Present
           Name                     Granted          Fiscal Year (1)   $ / Share (2)          Date              Value (3)
--------------------------   --------------------   ----------------- --------------- -------------------- --------------------
Mitchell J. Lahr .........      100,000 (4)(6)            40.5%           $  6.625         April 16, 2007        $445,000

Darrell J. Olson .........       50,000 (4)(6)            20.4%              6.625         April 16, 2007         222,500
                                 25,000 (5)(7)            10.2%              6.875     September 15, 2007         119,500

David A. Braun ...........       35,000 (5)(7)            14.3%              6.875     September 15, 2007         167,300

----------
(1) The total number of options granted to employees in 1997 was 245,000. Options to purchase 10,000 shares were granted on February 4, 1997; options to purchase 155,000 shares were granted on April 16, 1997; options to purchase 65,000 shares were granted on September 15, 1997; and options to purchase 15,000 shares were granted on September 16, 1997.

(2) All exercise prices are equal to fair market value on the date of grant.

(3) The estimated grant date present values reflected in the above table are determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the values of the options reflected in the above table include:
   o Exercise prices on the options are equal to the fair market value of the underlying stock on the dates of the grant.
   o The option term of ten years.
   o Interest rates that represent the interest rate on a U.S. Treasury security on the dates of grant with maturity dates corresponding to those of the option terms.
   o Volatilities calculated using daily stock prices for the one-year period prior to the grant dates.
   o Dividends at the rate of $0.00 per share representing the annualized dividends paid with respect to a share of Common Stock at the dates of grant. The Company does not pay a dividend with respect to Common Stock.
   o Reductions to reflect the probability of forfeiture due to termination prior to vesting and the probability of a shortened option term due to termination of employment prior to the option expiration date.

(4)  Granted outside the Company's Stock Option Plan.

(5)  Granted pursuant to the Company's Stock Option Plan.

(6)  Granted on April 16, 1997.

(7)  Granted on September 15, 1997.

     The following table summarizes the aggregated option exercises by the Named Executive Officers in Fiscal 1997 and the year-end values of unexercised options.


AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL 1997 YEAR-END OPTION
VALUE



                                                                   Total Number of
                                                                  Shares Underlying               Value of Unexercised
                                 Number of                       Unexercised Options              in the Money Options
                                   Shares                      Held At Fiscal Year-End        Held at Fiscal Year-End (1)
                                Acquired on      Value     -------------------------------   ------------------------------
            Name                  Exercise      Realized    Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------   -------------   ---------   -------------   ---------------   -------------   --------------
Larry R. Robinette .........        0             $ 0         271,666          23,334           $ 78,125           $ 0
Mitchell J. Lahr ...........        0             $ 0          50,000          50,000           $      0           $ 0
Darrell J. Olson ...........        0             $ 0          25,000          50,000           $      0           $ 0
David A. Braun .............        0             $ 0          35,000          30,000           $      0           $ 0
Duane Greenly ..............        0             $ 0          67,500          22,500           $      0           $ 0
Peter Balint ...............        0             $ 0          50,000               0           $      0           $ 0

----------
(1) Total value of vested options based on the Common Stock's closing price on the New York Stock Exchange of $5.3125 as of December 31, 1997.

Employment Agreements

     On September 6, 1994, the Company and Mr. Robinette entered into an employment agreement. Pursuant to such agreement, Mr. Robinette was employed as President and Chief Executive Officer of the Company through December 31, 1997. Mr. Robinette received an annual base salary of $400,000 in 1997. Mr. Robinette is furnished with the use of a Company automobile, participation in group health, term life insurance and other employee benefit plans available to other executive personnel. He is eligible for four weeks paid vacation in each calendar year. He is also eligible to participate in the bonus plan. In addition, Mr. Robinette received a signing bonus of $150,000, of which $50,000 was paid in 1994 and $100,000 was paid on January 13, 1995. As part of this agreement, Mr. Robinette was awarded stock options representing the right to purchase 250,000 shares of Common Stock at an exercise price of $5 per share. These options vested over a three-year period; 25% vested immediately upon his employment with the Company and 25%, 35% and 15% vested on each of August 19, 1995, 1996, and 1997 respectively. In addition, a trust for the benefit of Mr. Robinette was granted 140,000 restricted shares of stock at the then fair market value of $5 per share. These shares vested 33-1/3% per year for three years beginning on August 19, 1995. Between February 14, 1997 and July 29, 1997, the trust sold all 140,000 shares of restricted stock pursuant to an exemption to registration under the Securities Act of 1933, as amended, for an average price per share of approximately $7.85 for an aggregate cash value of $1,098,942. The cash value of the trust was distributed to Mr. Robinette on August 29, 1997. Effective as of January 1, 1998, the Company and Mr. Robinette entered into a new employment agreement. The new agreement supersedes the agreement dated September 6, 1994. Pursuant to the new agreement, Mr. Robinette will continue to be employed as President and Chief Executive Officer and receive an annual salary of $400,000 in 1998. Under the new agreement, Mr. Robinette will be entitled to receive a bonus at the end of each calendar year of 70% of his annual base salary if the Company meets its annual budget for such year under the Company's bonus plan. If the Company exceeds its annual budget and meets certain other targets under the bonus plan, Mr. Robinette will be entitled to receive a bonus of up to 105% of his base salary. In addition to the benefits to which Mr. Robinette was entitled under the 1994 employment agreement, under the new employment agreement Mr. Robinette will also be able to participate in the Company's Profit Sharing and Savings Retirement Plan, Long Term Incentive Plan and the Deferred Compensation Plan.

     On May 1, 1995, the Company and Mr. Balint entered into an employment agreement. Pursuant to the agreement, Mr. Balint receives an annual base salary of $200,000. Mr. Balint is furnished with the use of a Company automobile and participation in group health, term life insurance and other employee benefit plans available to other executive personnel. He is eligible for four weeks paid vacation in each calendar year. He is also eligible to participate in the bonus plan. In addition, Mr. Balint received a signing bonus of $40,000 in 1995. Pursuant to the agreement, Mr. Balint was awarded stock options representing the right to purchase 50,000 shares of Common Stock under the Stock Option Plan at an exercise price of $5.75 which was equal to the fair market value on the date of grant. These options vest 33 1/3% per year for three years beginning on May 17, 1995. As of December 31, 1997, Mr. Balint was no longer an executive officer of the Company. Mr. Balint's employment with the company was terminated effective March 20, 1998.

     On November 23, 1996, the Company and Mr. Greenly entered into an employment agreement. Pursuant to the agreement, Mr. Greenly received an annual base salary of $200,000. Mr. Greenly was furnished with the use of a Company automobile and permitted to participate in group health, term life insurance and other employee benefit plans available to other executive personnel. He was eligible for four weeks paid vacation in each calendar year. He was also eligible to participate in the Company's bonus plan. In addition, Mr. Greenly received a signing bonus of $20,000 in 1996. Pursuant to his employment agreement, Mr. Greenly was awarded stock options representing the right to purchase 90,000 shares of Common Stock at an exercise price of $7.00 that was equal to the fair market value on the date of grant. In connection with the sale of substantially all of the assets of the manufacturing business of the Company, Mr. Greenly's employment with the Company terminated effective March 13, 1998. Mr. Greenly is entitled to receive severance benefits for a change in control as described under "Severance Plans" below. Mr. Greenly is also entitled to receive moving and other expenses associated with his relocation. Pursuant to an amendment of his option agreement, Mr. Greenly's options, a portion of which had vested and were exercisable as of the closing date of the sale of the Company's manufacturing business, did not terminate upon the termination of his employment, but such options shall not be exercisable until August 2, 1998, at which time all 90,000 options shall be vested and become immediately exercisable.

     On March 11, 1997, the Company and Mr. Lahr entered into an employment agreement. Pursuant to the agreement, Mr. Lahr receives an annual base salary of $225,000 and a deferred signing bonus of $112,500 for 1997. Mr. Lahr is furnished with the use of a Company automobile and is eligible to participate in group health, term life insurance and other employee benefit plans available to other executive personnel. He is eligible for four weeks paid vacation in each calendar year. He is also eligible to participate in the Company's bonus plan. Pursuant to his employment agreement, Mr. Lahr was awarded an option to purchase 100,000 shares of Common Stock at an exercise price of $6.625 that was equal to the fair market value on the date of grant. These options vest over a two-year period, with 50% and 100% vesting on each of April 16, 1998 and 1999, respectively.

     On March 21, 1997, the Company and Mr. Olson entered into an employment agreement. Pursuant to the agreement, Mr. Olson receives an annual base salary of $140,000 and a deferred signing bonus of $50,000 for 1997. Mr. Olson is furnished with the use of a Company automobile and is eligible to participate in group health, term life insurance and other employee benefit plans available to other executive personnel. He is eligible for four weeks paid vacation in each calendar year. He is also eligible to participate in the Company's bonus plan. Pursuant to his employment agreement, Mr. Olson was awarded stock options representing the right to purchase 50,000 shares of Common Stock at an exercise price of $6.625 that was equal to the fair market value on the date of grant. These options vest over a two-year period, with 50% and 100% vesting on each of April 16, 1998 and 1999, respectively.


Severance Plans

     The Company has adopted a Chief Executive Officer Severance Plan (the "CEO Plan") for Mr. Robinette and an Executive Severance Plan (the "Executive Plan") for Messrs. Lahr, Greenly, Braun and Olson. The CEO Plan provides for severance benefits in the event a participant's employment is involuntarily terminated for any reason other than cause, or where a participant voluntarily terminates for certain prescribed reasons outlined in the CEO Plan. If the participant's employment is terminated, the participant will receive severance pay equal to two times (a) the sum of the participant's base salary and (b) the greater of
(i) the average annual bonus earned in the three fiscal years prior to the date of the termination and (ii) the target annual bonus established for the year in which the effective date of termination occurs. Upon termination of employment, the participant will also receive a pro rata targeted annual bonus for the year of termination. A participant whose employment is terminated is also eligible to receive those fringe benefits he had received prior to his termination until the participant and his spouse reach the age of 70 or become eligible for Medicare, whichever is earlier. If, during the six months prior to or within a year following a Change in Control (as defined in the CEO Plan), the participant's employment is terminated, he will be paid a severance benefit equal to three times the sum of (a) his annual base salary and (b) the greater of (i) the average annual bonus earned in the three fiscal years prior to the date of the termination and (ii) the target annual bonus established for the year in which the participant's effective date of termination occurs. Also, upon a termination of employment in connection with a Change in Control, the participant will receive a pro rata targeted annual bonus for the year of termination. Further, the participant would be entitled to receive any unused or accrued vacation pay, and would be eligible to receive those fringe benefits he had received prior to his termination until the participant and his spouse attain age 70 or become entitled to Medicare, whichever is earlier. In the event that the severance benefits under the CEO Plan exceed the "golden parachute" excise tax limit set forth in Section 280G of the Internal Revenue Code, the participant is entitled to receive an additional cash gross-up payment so that the net amount retained by the participant after the imposition of such excise tax is equal to the amount of severance benefits due him under the CEO Plan.

     The Executive Plan provides for severance benefits in the event a participant's employment is involuntarily terminated for any reason other than cause, or where a participant voluntarily terminates for certain prescribed reasons outlined in the Executive Plan. If the participant's employment is terminated, the participant will receive severance pay equal to one times the sum of (a) the participant's base salary and (b) the greater of (i) the average annual bonus earned in the three fiscal years prior to the date of the termination and (ii) the target annual bonus established for the year in which the participant's effective date of termination occurs. Upon termination of employment the participant will also receive a pro rata targeted annual bonus for the annual year of termination. A participant whose employment is terminated is also eligible to receive those fringe benefits he had received prior to his termination for one full year. If, during the six months prior to or within a year following a Change in Control (as defined in the Executive Plan), the participant's employment is terminated, the participant would be paid a severance benefit equal to two times the sum of (a) his annual base salary and
(b) the greater of (i) the average annual bonus earned in the three fiscal years prior to the date of the termination and (ii) the target annual bonus established for the year in which the effective date of termination occurs. Also, upon a termination of employment in connection with a Change in Control, the participant will receive a pro rata targeted annual bonus for the year of termination. Further, the participant would receive any unused or accrued vacation pay, and would be eligible to receive those fringe benefits he had received prior to his termination for a period of twenty-four months. In order to avoid the imposition of excise taxes, participants' benefits are capped at the "golden parachute" excise tax limit set forth in Section 280G of the Internal Revenue Code (unless removing the cap results in a greater after-tax benefit to the participant).

     In exchange for the severance benefit provided under the CEO Plan and the Executive Plan, as the case may be, the covered executive, for a period of twenty-four calendar months after termination shall not, directly or indirectly:
(i) use, attempt to use, disclose or otherwise make known to any person or entity knowledge or information of which the executive became aware during his employment including lists of customers or suppliers, trade secrets or similar information and information of a confidential nature including, without limitation, information relating to the business, properties, accounting or similar functions of the Company, (ii) engage or become interested in any business conducted by the Company, and (iii) employ, retain or arrange to participate in the employment of any person who is an employee or consultant of the Company or its affiliates. The CEO Plan and the Executive Plan supersede any previous severance agreements between the Company and its executive officers.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     Function and Overall Policy

     The Compensation Committee of the Board of Directors (the "Committee") oversees the general compensation policies of the Company, establishes compensation plans and specific compensation levels for executive officers, and administers the Executive Performance Incentive Plan (the "Bonus Plan"). The Committee is also responsible for administering the Morgan Products Ltd. Incentive Stock Option Plan (the "Stock Option Plan"), the Morgan Products Ltd. 1997 Incentive Compensation Plan (the "Incentive Compensation Plan") and other compensation programs of the Company.


     The Committee is comprised entirely of board members. No member of the Committee is eligible to receive awards under any plan administered by the Committee.


     The Committee's primary objective in establishing compensation opportunities for the Company's key executive officers is to support the Company's goal of maximizing the value of stockholder interests in the Company. To achieve this objective, the Committee believes it is critical to:


  o Hire, develop, reward, and retain the most competent executives possible, and to provide compensation opportunities for executives which are competitive in the marketplace;


  o Encourage decision-making that enhances stockholder value by providing short-term and long-term incentives that are tied directly to the Company's stock price;


  o Pay executives based on competitive levels of incentive compensation but only after stockholders have been rewarded; and


  o Promote a close identity of interest between management and stockholders by tying executive pay to increases in stockholder value.


     The Committee targets total pay opportunities at median pay levels of a group of comparable companies. These companies (the "Comparator Companies") are selected based upon their size, industry, and their inclusion in publicly and privately available survey sources. This group is comprised of companies beyond those comprising the peer group in the Performance Graph. The Committee does not believe that the companies which are used for purposes of evaluating financial performance are necessarily the same companies against which the Company competes for executive talent.


     The Committee makes all decisions pertaining to the Company's executive compensation programs which promote the objectives detailed above. The Committee believes that the Company's current compensation programs and those that the shareholders are being asked to approve through this proxy statement support the Company's business mission, and that such programs are linked to the enhancement of stockholder value.



Components of Compensation


     Base Salary

     The Committee annually reviews each executive officer's base salary. Base salaries are determined according to the following factors: requirements under existing employment contracts, comparable levels of pay among executives in similar positions at the Comparator Companies, levels of responsibilities, prior experience and breadth of knowledge, and internal pay equity. The Committee does not ascribe any specific weightings to any of the factors described above. However, base salaries are targeted at the median levels for the Comparator Companies, taking into consideration individual job performance.

     Mr. Robinette received a base salary of $400,000 in 1997 which the Committee believes is approximately equal to median market levels. The Committee believes that the Chief Executive Officer's compensation should be heavily influenced by the Company's performance. In determining Mr. Robinette's base salary, the Committee considered Mr. Robinette's previous experience, his long-term role in the future success of the Company, and the base salaries of CEOs at the Comparator Companies.


     Annual Incentives

     The Committee believes that the annual incentives of executive officers should be directly tied to improving stockholder value. Consistent with this philosophy, the Bonus Plan focuses on increasing stockholder value by establishing targets that are tied directly to the Company's or business unit's attainment of a pre-specified earnings goal.

     Under the Bonus Plan, which is targeted to median market levels, executive officers, other than the Chief Executive Officer, can earn a bonus equal to 50% of their base salary upon attainment of the targeted goal. The maximum incentive to any executive, other than the Chief Executive Officer, under the Bonus Plan is equal to 75% of base salary in any one calendar year, and no payment is made if an achievement level of 80% of the targeted goal is not met. Effective as of January 1, 1998, Mr. Robinette will be entitled to receive a bonus equal to 70% of his annual base salary upon attainment of the targeted goal. Mr. Robinette will be entitled to receive up to 105% of his base salary if the Company exceeds its budget and meets certain targeted goals under the Bonus Plan.

     Since Company performance in 1997 was below the minimum threshold of 80% of the targeted goal, no bonuses were paid to any executive officer under the Bonus Plan. However, as noted below under the caption "Employment Agreements," pursuant to the terms of Mr. Lahr's employment agreement, he received a deferred signing bonus of $112,500. Pursuant to the terms of Mr. Olson's employment agreement, he received a deferred signing bonus of $50,000. Based upon the achievement of a targeted goal by the distribution division of the Company, Mr. Braun was paid a bonus of $22,027 for 1997.


     Long-Term Incentives

     The Committee believes that long-term incentive awards should be payable only after financial rewards have been delivered to stockholders. Long-term incentives are awarded under the Stock Option Plan and the Incentive Compensation Plan. Since there is no defined benefit retirement plan for officers, stock options, stock appreciation rights, restricted stock and other long-term incentives are also designed to serve as a vehicle for providing executives with post-retirement income. Stock options focus executives on the creation of stockholder value over the long-term and encourage equity ownership in the Company. Stock options are used as the primary long-term incentive vehicle.

     The sizes of stock option grants are based on competitive practice, and are targeted to be at the median of option values granted by the Comparator Companies. The sizes of the awards can be adjusted based on individual factors and historical award data. In addition, the Committee considers the size of option grants made in prior years. The Committee's objective is to deliver competitive award opportunities based on the estimated value of the award granted.

 Policy With Respect to $1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the annual corporate deduction for compensation paid to "covered employees" to $1 million, unless certain requirements are met. In 1994, pursuant to Mr. Robinette's employment agreement, a trust for his benefit was granted 140,000 restricted shares of stock at the then fair market value of $5 per share. Between February 14, 1997 and July 29, 1997, the trust sold all 140,000 shares of restricted stock pursuant to an exemption to registration under the Securities Act of 1933, as amended, for an average price per share of approximately $7.85, for an aggregate cash value of $1,098,942. The cash value of the trust was distributed to Mr. Robinette on August 29, 1997. As a result, the total compensation paid to Mr. Robinette will exceed $1 million, and the Company will be unable to deduct a portion of the payments made to Mr. Robinette in Fiscal 1997.

     The Committee continues to review Company compensation policies with respect to 1998 and subsequent years to consider ways to maximize tax deductibility of executive compensation, but intends to retain the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.


     Summary

     The Committee believes that the compensation policies summarized above provide motivation for executives to enhance the value of the Company for the stockholders' benefit. The Committee will continue to monitor the effectiveness of the Company's compensation programs to meet the Company's needs.

Mr. Frank J. Hawley, Jr., Chairman
Mr. William R. Holland

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S & P Composite -- 500 Stock Index and a Peer Group Index. The Peer Group consists of Masco Corporation; Ply-Gem Industries, Inc.; T.J. International, Inc.; and Nortek, Inc. Management believes that the Peer Group sells to similar customers and that their financial performance is similarly influenced by the residential construction and repair and remodeling markets.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN1
                 MORGAN PRODUCTS LTD., S&P 500, AND PEER GROUP



                                   [GRAPHIC]

                             12/92   12/93  12/94  12/95  12/96  12/97
                             -----   -----  -----  -----  -----  -----
        Morgan Products       $100    $122   $ 78   $ 81   $102   $ 73
        S&P 500               $100    $110   $112   $153   $188   $251
        Peer Group            $100    $133   $ 85   $117   $140   $197

Peer Group Companies(2)

Masco Corporation; Nortek, Inc.; and T.J. International, Inc.

----------
(1) Total return assumes reinvestment of dividends on a quarterly basis.

(2) Ply-Gem Industries removed from peer group as a result of merger/acquisition in September 1997.

                             CERTAIN TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation" for a discussion of Certain Transactions.


       2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors as of March 20, 1998 appointed Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1998. The Board of Directors is requesting ratification of such appointment by the Company's shareholders. A representative of Price Waterhouse LLP will attend the Meeting and will be available to respond to appropriate questions from those attending the Meeting; however, no statement shall be made by such representative on behalf of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers, and 10% stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely upon a review of the copies of such reports furnished to the Company, or representations that no reports were required, the Company believes that all of its directors, executive officers and 10% shareholders complied with all filing requirements under Section 16(a) in 1997. A delinquent Annual Statement of Beneficial Ownership on Form 5 ("Form 5") was filed by Mr. Howard Haas with respect to securities held in his individual retirement account since 1990. Mr. Haas failed to report his beneficial ownership of such shares until February 2, 1998 when he filed his most recent Form 5.


                    ANNUAL REPORT AND FINANCIAL INFORMATION

     A copy of the Company's Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission (except for exhibits), will be furnished without charge by first class mail within one business day of the receipt of the request to stockholders upon written request sent to Investor Relations, Morgan Products Ltd., 469 McLaws Circle, Williamsburg, Virginia 23185, (757) 564-1700.


                                 OTHER MATTERS

     The Company will bear the cost of solicitation of proxies. In addition, officers, directors, and other employees of the Company may, without additional remuneration, solicit proxies from stockholders in person and by mail, telegram, telephone or facsimile. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting material to the beneficial owners of shares of Common Stock and will be reimbursed for their expenses by the Company.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the Company's 1999 Annual Meeting of Stockholders is advised that in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be directed to the Secretary of the Company at its principal executive offices such that it is received not later than November 28, 1998, and the proposal must meet certain eligibility requirements of the Securities and Exchange Commission.

                                            By Order of the Board of Directors

                                            /s/  Mitchell J. Lahr


Williamsburg, Virginia                      MITCHELL J. LAHR
April 3, 1998                               Secretary

COMMON STOCK                                            COMMON STOCK
PROXY                                                          PROXY

                              MORGAN PRODUCTS LTD.

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting to be Held May 13, 1998

        The undersigned hereby appoints Larry R. Robinette and Mitchell J. Lahr, individually, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Morgan Products Ltd., held of record by the undersigned on March 20, 1998, at the annual meeting of stockholders to be held on May 13, 1998, or any adjournment or postponement thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

3489--Morgan Products Ltd.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY: [ ]


1. Election of Directors -                     For     Withhold        For All
   Nominees: F.J. Hawley, Jr.,                 All       All           Except those whose name(s) appear below.
   L.R. Robinette, J.S. Crowley,               [ ]        [ ]           [ ] _______________________________________________________
   H.G. Haas, J.M. Marks, E.T.
   Tokar and P.J. McDonough, Jr.

2. Ratification of appointment of Price        For     Against         Abstain
   Waterhouse, LLP as Independent Public       [ ]        [ ]           [ ]
   Accountants.

                                                                This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR all nominees" in Proposal
                                                                1, "FOR" Proposal 2. The Board of Directors recommends a vote
                                                                "FOR all nominees" in Proposal 1, "FOR" Proposal 2.

                                                                        Dated: __________________________________________, 1998

                                                                Signature(s) __________________________________________________

                                                                _______________________________________________________________
                                                                Please sign exactly as name appears herein. Joint owners should each sign. Where applicable, indicated official position or representative capacity.

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
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT.

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

3849--Morgan Products Ltd.